EXHIBIT 4.3

                       EAGLE FOOD CENTERS, INC.
                          401(k) PLAN FOR
                   COLLECTIVELY BARGAINED EMPLOYEES





                  Restated Effective October 1, 1996
                     Plan Year Ends December 31



                          Copyright 1996
                    Reinhart, Boerner, Van Deuren,
                     Norris & Rieselbach, s.c.
                        All Rights Reserved.

                      EAGLE FOOD CENTERS, INC.
                          401(k) PLAN FOR
                   COLLECTIVELY BARGAINED EMPLOYEES

TABLE OF CONTENTS
	Page
ARTICLE 1	THE PLAN, DEFINITIONS AND CONSTRUCTION
	1.1	The Plan	1-1
	1.2	Definitions	1-1
	1.3	Construction	1-8
ARTICLE 2	ELIGIBILITY AND PARTICIPATION
	2.1	Eligible Class of Employees	2-1
	2.2	Conditions of Eligibility	2-1
	2.3	Commencement of Participation	2-1
	2.4	Termination of Participation	2-1
	2.5	Reemployment	2-2
	2.6	Reinstatement of Participation	2-2
ARTICLE 3	CONTRIBUTIONS AND ALLOCATIONS
	3.1	Contribution and Allocation Restrictions	3-1
	3.2	Elective Contributions	3-1
	3.3	Allocation of Forfeitures	3-4
	3.4	Rollovers From Other Employee Benefit Plans	3-4
	3.5	Participant After-Tax Contributions	3-4
	3.6	Determination of Contributions	3-4
	3.7	Time of Payment of Contributions	3-5
	3.8	Return of Contributions	3-5
ARTICLE 4	VALUATION
	4.1	Allocation of Income to Accounts	4-1
	4.2	Valuation and Allocation of Participant Loans	4-1
	4.3	Valuation of Participant's Account 	4-1
	4.4	Valuation of Company Stock	4-1
ARTICLE 5	CONTRIBUTION AND ALLOCATION RESTRICTIONS
	5.1	Maximum Limits on Allocations	5-1
	5.2	Limitations for Defined Benefit and Defined Contribution
		Plans Covering the Same Employee	5-3
	5.3	Actual Deferral Percentage Test	5-4
	5.4	Qualified Nonelective Contributions	5-5
	5.5	Highly Compensated Employee	5-6
ARTICLE 6	VESTING
	6.1	Vesting	6-1
ARTICLE 7	DISTRIBUTIONS
	7.1	Commencement of Retirement Benefits	7-1
	7.2	Method of Payment	7-2
	7.3	Death Benefits	7-4
	7.4	Required Lifetime Distributions	7-4
	7.5	Qualified Domestic Relations Orders	7-6
	7.6	Loans	7-6
	7.7	Hardship Withdrawals - Elective Contributions	7-9
	7.8	Withdrawals At or After Age 59-1/2	7-10
ARTICLE 8	ADMINISTRATION OF THE PLAN
	8.1	Appointment of Separate Administrator	8-1
	8.2	Powers and Duties	8-1
	8.3	Records and Notices	8-3
	8.4	Compensation and Expenses	8-3
	8.5	Limitation of Authority	8-3
	8.6	Voting ofCompany Shares
ARTICLE 9	ADMINISTRATION OF THE TRUST
	9.1	Appointment of Trustee	9-1
	9.2	Authorization for Trust Agreement	9-1
	9.3	Participant Direction of Investment of Account	9-1
	9.4	Funding Policy	9-2
ARTICLE 10	CLAIMS PROCEDURE
	10.1	Application for Benefits	10-1
	10.2	Notice of Denied Claim for Benefits	10-1
	10.3	Review of Denied Claim	10-1
ARTICLE 11	AMENDMENT AND TERMINATION
	11.1	Amendment or Restatement	11-1
	11.2	Termination and Discontinuance of Contributions	11-1
	11.3	Distribution Upon Termination	11-1
	11.4	Merger, Consolidation or Transfer of Assets and Liabilities	11-2
	11.5	Distribution Upon Disposition of Assets or Subsidiary	11-2
	11.6	Successor Employer	11-2
ARTICLE 12	GENERAL PROVISIONS
	12.1	Limitation on Liability	12-1
	12.2	Indemnification	12-1
	12.3	Compliance with Employee Retirement Income Security
		Act of 1974	12-1
	12.4	Nonalienation of Benefits	12-1
	12.5	Employment Not Guaranteed by Plan	12-2
	12.6	Form of Communication	12-2
	12.7	Facility of Payment	12-2
	12.8	Location of Participant or Beneficiary Unknown	12-2
	12.9	Service in More Than One Fiduciary Capacity	12-3
	12.10	Offset	12-3





		This document reflects the provisions of the Reinhart, Boerner, Van Deuren,
Norris & Rieselbach, s.c. Volume Submitter Master Document.  The Master Document
has been reviewed in advance by the Internal Revenue Service (the "IRS").  Use of the Volume Submitter Master Document results in (1) expedited IRS review of the Company's plan and (2) lower IRS filing fees.  Except for the Company's own retirement plan purposes, this document is copyright and cannot be reproduced, in whole or in part, without the express prior written permission of
Reinhart, Boerner, Van Deuren, Norris & Rieselbach, s.c.

ARTICLE 1

The Plan, Definitions and Construction
		1.1	The Plan.  Effective January 1, 1993, Eagle
Food Centers, Inc. (the "Company") adopted a profit sharing plan to benefit certain of its employees by facilitating the accumulation of funds for their retirement.  As adopted, the Plan incorporates a cash or deferred arrangement permitted by section 401(k) of the
Internal Revenue Code.
		The Company amended and restated the Plan to
comply with sections 401(a) and 401(k) of the Internal Revenue
Code of 1986, as amended. The restatement of the Plan is effective January 1, 1993, except for those provisions which explicitly state otherwise. The Company again amended and restated the Plan effective October 1, 1996.  This introduction and the following
Articles, as amended from time to time, comprise the restated Plan.
		1.2	Definitions.
			(a)	Account.  The record of each
Participant's interest in the Trust Fund, divided into the following subaccounts.
				*	Elective Contribution Account
				*	Rollover Account
			(b)	Administrator.  The Company or
individual(s) designated in Article 8 who shall control and manage the operation and administration of the Plan as the named fiduciary.
			(c)	Code.  The Internal Revenue Code of
1986, as amended from time to time, and as interpreted by
applicable regulations and rulings.
			(d)	Company.  Eagle Food Centers, Inc.,
the sponsoring employer, and any successor which adopts the Plan.
 The board of directors of the Company, or such board members authorized by the board of directors from time to time, shall act on behalf of the Company for purposes of the Plan. In no event shall a self-employed individual or owner-employee (within the meaning of Code section 401(c)) be considered a "company" eligible to adopt the provisions of the Plan.
			(e)	Compensation.
				(1)	In General.  Except as otherwise
provided, Compensation shall mean:
					(A) 	Effective On or After
October 1, 1996.  An employee's wages, salary, fees for
professional service and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer to the extent that the amounts are includable in gross income. "Compensation" includes, but is not limited to, commissions, compensation for services on the basis of a percentage of profits, tips, bonuses, fringe benefits and reimbursements or other expense allowances under a nonaccountable plan (as described in Treasury regulation section 1.62-2(c)). "Compensation" does not include the following:
						(i)	Employer
contributions to a plan of deferred compensation which are not includable in the employee's gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan to the extent such contributions are
deductible by the employee, or any distributions from a plan of deferred compensation;
						(ii)	Amounts realized
from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;
						(iii)	Amounts realized
from the sale, exchange or other disposition of stock acquired under a qualified stock option; and
						(iv)	Other amounts
which received special tax benefits, or contributions made by the
Employer (whether or not under a salary reduction agreement)
towards the purchase of an annuity contract described in Code section 403(b) (whether or not the contributions are excludable from the gross income of the employee).
					(B)	Effective Prior to October
1, 1996.  An employee's wages from the Employer, which are
required to be reported on the employee's IRS Form W-2 for
income tax withholding purposes (or such other amount as required to be reported under Code sections 6041(d), 6051(a)(3) and 6052 as referenced in Treasury regulation 1.415-2(d)(11)(i))
				(2)	Inclusion of Elective
Contributions.  "Compensation" includes elective contributions made by the Employer on behalf of the employee that are not
includable in income under a cafeteria plan (pursuant to Code section 125), a Code section 401(k) arrangement (pursuant to Code section 402(a)(8)), a simplified employee pension (pursuant to
Code section 402(h)) or a tax-sheltered annuity or account
(pursuant to Code section 403(b)); compensation deferred under an eligible deferred compensation plan of a state or local government or tax-exempt organization within the meaning of Code
section 457(b) and employee contributions under governmental plans described in Code section 414(h)(2).
				(3)	Additional Rules.
					(A)	Annual Compensation
Limit.  The annual Compensation of each Participant in any Plan
Year shall not exceed the annual compensation limit pursuant to
Code section 401(a)(17).  The annual compensation limit shall be adjusted annually for increases in the cost of living by the Secretary of the Treasury or his delegate, except that the dollar increase in effect on January 1 of any calendar year is effective for Plan Years beginning in such calendar year. With respect to benefits allocated for Plan Years beginning prior to the earlier of (A) January 1, 1994, or, if later, the date on which the last of the collective bargaining agreements between the employees and the Employer terminates, or (B) January 1, 1997, the "annual compensation limit" is
$200,000, as indexed.  With respect to benefits allocated for Plan
Years beginning on or after the earlier of (A) January 1, 1994, or, if later, the date on which the last of the collective bargaining agreements between employees and the Employer terminates, or
(B) January 1, 1997, the annual compensation limit is $150,000, as indexed.
					(B)	Family Aggregation
Rules.  The Compensation of a Participant who, pursuant to Code section 414(q), is a 5% owner of the Employer or one of the ten most highly compensated employees of the Employer shall include the Compensation of the Participant's family group. A Participant's "family group" shall be comprised of the Participant's spouse and the Participant's lineal descendants who have not attained age 19 by the close of the Plan Year. If the aggregate Compensation of the Participant's family group exceeds the annual compensation limit, as indexed, then the limit shall be prorated among the affected individuals in proportion to each such individual's Compensation determined prior to the application of the limit.
					(C)	Received While a Plan
Participant. For purposes of contributions pursuant to Article 3 and sections 5.4 and 5.5 (ADP and ACP testing), the Administrator may uniformly limit the period for which Compensation shall be taken into consideration to the portion of the Plan Year in which the employee was a Participant in the Plan.
			(f)	Effective Date.  January 1, 1993, the
date as of which the Plan first applies to the Company.
			(g)	Employer.  The Company or any other
entity which, consistent with authorization by the Company, has adopted the Plan and any successor thereto.  By its adoption of this
Plan, an Employer shall be deemed to appoint the Company,
Administrator and Trustee its exclusive agents to exercise on its behalf all of the power and authority conferred by this Plan upon the Employer.  The authority of the Company, Administrator and
Trustee to act as such agent shall continue until this Plan is terminated as to the adopting Employer and the relevant Trust Fund assets have been distributed by the Trustee.
				In no event shall a self-employed
individual or owner-employee (within the meaning of Code
section 401(c)) be considered an "employer" eligible to adopt the provisions of the Plan.
				For each Plan Year, the Plan shall deem
an individual an employee of the Employer who employs the
individual on the last day of the Plan Year or the last day during the Plan Year for which the individual accrues an Hour of Service.
				The board of directors of the Employer,
or such board members authorized by the board of directors from time to time, shall act on behalf of the Employer for purposes of the Plan. In addition to the board of directors of the Employer, the Administrator may act on behalf of the Employer for purposes of the Plan.
			(h)	Employment.  An individual's
employment with the Employer.  In the event an employee is
transferred between participating Employers, such employee shall not be deemed to have terminated his Employment.
			(i)	Forfeiture.  The portion, if any, of a
Participant's Account which, pursuant to sections 5.4 and 12.8, the Participant is not entitled to receive.
			(j)	Hour of Service.
				(1)	Each hour for which an
employee is paid, or entitled to payment, for the performance of service for the Employer;
				(2)	Each hour for which an
employee is paid, or entitled to payment by the Employer without the performance of service (regardless of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), lay off, jury duty, military duty, or leave of absence (pursuant to this paragraph (2), no more than
501 Hours of Service will be credited for any single continuous period--whether or not such period occurs in a single Plan Year or other computation period--and 29 C.F.R. section 2530.200b-2 and 3 shall govern the determination of an individual's Hours of Service);
and
				(3)	Each hour for which back pay,
regardless of any mitigation of damages, is either awarded or agreed to by the Employer.
				The same Hours of Service will not be
credited pursuant to paragraphs (1) or (2), as the case may be, and paragraph (3).
				If the Employer does not maintain
records of Hours of Service with respect to an employee but
maintains records and compensates the employee in relation to other periods of service, that employee shall accrue the following number of Hours of Service for the following units of time to which his Compensation relates:
Units of Time	Hours of
Service
day	10 hours
week	45 hours
semi-monthly	95 hours
monthly	190 hours
				Solely to avoid a Break in Service, an
employee who is absent from work for maternity or paternity
reasons shall receive credit for the Hours of Service which would otherwise have been credited to such employee but for such absence.  An absence from work for maternity or paternity reasons means an absence due to (i) the pregnancy of the employee, (ii) the birth of a child of the employee, (iii) the placement of a child with the employee for adoption by the employee or (iv) the caring for such child immediately after birth or placement.  The Plan shall credit Hours of Service pursuant to this paragraph first to the Plan
Year in which the absence begins to the extent necessary to prevent a Break in Service in that Plan Year, then to the Plan Year
following the Plan Year in which the absence begins.  No more than 501 hours will be credited under this paragraph.  If the hours which would have been credited but for an absence due to
maternity or paternity reasons cannot be determined, the Plan shall credit eight Hours of Service for each day of the absence.  The Plan shall not award Hours of Service pursuant to this paragraph unless the employee involved provides the Administrator such information as the Administrator reasonably requires to establish the purpose of the absence as consistent with this paragraph and to establish the number of days in the absence.
				The Plan shall credit an Hour of Service
to the Plan Year or other computation period to which a payment, agreement or award relates rather than the year or period in which the payment, agreement or award occurs. Hours of Service shall be credited for employment with other members of an affiliated service group (under Code section 414(m)), a controlled group of corporations (under Code section 414(b)), a group of trades or businesses under common control (under Code section 414(c)) of which the Employer is a member, any other entity required to be aggregated with the Employer pursuant to Code section 414(o) and as a Leased Employee, except as provided in section 1.2(m).  If this
Plan is the continuation of a plan of a predecessor employer, service with such predecessor employer shall be treated as service with the Employer.
			(k)	Income.  The net gain or loss of the
Trust Fund from investments including, but not limited to, interest, dividends, rents, profits, realized and unrealized gains and losses and expenses of the Plan or Trust Fund paid from the Trust Fund.
To determine the Income of the Trust Fund for any period, the
Trustee shall value the Trust Fund on the basis of its assets' fair market value.
			(l)	Key Employee.  Any employee, former
employee or beneficiary who, pursuant to Code section 416(i), during the year involved or any of the four immediately preceding years, is:
				(1)	An officer of the Employer
receiving annual Compensation exceeding 50% of $90,000 or the amount then applicable pursuant to Code section 415(b)(1)(A) (as adjusted annually for increases in the cost of living by the Secretary of the Treasury or his delegate);
				(2)	One of the ten employees of the
Employer owning the largest interests in an Employer and
receiving annual Compensation greater than $30,000 or the amount then applicable pursuant to Code section 415(c)(1)(A) (as adjusted annually for increases in the cost of living by the Secretary of the Treasury or his delegate);
				(3)	A five-percent owner of the
Employer; or
				(4)	A one-percent owner of the
Employer receiving annual Compensation exceeding $150,000.
				In determining whether an individual is
a Key Employee, the Administrator shall consider his
Compensation as defined in Code section 414(q)(7).
			(m)	Leased Employee.  Any person (other
than an employee of the Employer) who, pursuant to an agreement between the Employer and any other person (the "leasing
organization"), has performed services for the Employer (or for the Employer and related persons determined in accordance with Code section 414(n)(6)) on a substantially full-time basis for a period of at least one year, if such services are of the type historically performed by employees in the business field of the Employer.
				In no event shall a Leased Employee be
considered an employee of the Employer if: (1) the Leased
Employee is covered by a money purchase pension plan providing a nonintegrated employer contribution rate of at least 10% of
Compensation as defined in section 5.1(c) (including amounts contributed pursuant to a salary reduction agreement under Code sections 125, 402(a)(8), 402(h) or 403(b)), immediate participation and full and immediate vesting and (2) the Leased Employees equal no more than 20% of the Employer's nonhighly compensated
employees.
			(n)	Normal Retirement Age.  A
Participant's 65th birthday.
			(o)	Participant.  Any individual who has
satisfied the eligibility and participation requirements of the Plan as provided in Article 2. Where appropriate, the term "Participant"
also includes former Participants who are no longer eligible to participate under the provisions of Article 2, or beneficiaries of a deceased Participant, or an alternate payee, as defined in Code
Section 414(p)(8), for whom an Account exists which has not been distributed or forfeited in total.
			(p)	Plan.  The Eagle Food Centers, Inc.
401(k) Plan for Collectively Bargained Employees, as stated herein and as amended from time to time.
			(q)	Plan Year.  The period beginning on the
Effective Date and ending on December 31, 1993, and each
12-month period ending on each subsequent December 31.
			(r)	Trust Fund.  The assets of the Plan held
in trust by a Trustee and/or the assets of the Plan which consist of insurance contracts or policies issued by an insurance company.
			(s)	Trustee.  The person, persons or entity
holding the assets of the Plan in trust or, in the case of a Trust Fund consisting solely of insurance contracts, the insurer. The use of the term Trustee to refer to the insurer is not intended to indicate that the insurer is a trustee within the meaning of state or federal statutory or common law, but merely for convenience of reference in the Plan.
			(t)	Valuation Date.
				(1)	Effective October 1, 1996.  The
last day of the Plan Year and each day of the Plan Year or such other dates as the Administrator determines for the purpose of valuing the Trust Fund pursuant to Article 4.
				(2)	Effective Prior to October 1,
1996. The last day of the Plan Year and the last day of each of the third, sixth, ninth and twelfth months of the Plan Year or such other dates as the Administrator determines for the purpose of valuing the
Trust Fund pursuant to Article 4.
		1.3	Construction.  Except to the extent preempted
by the Employee Retirement Income Security Act of 1974, the laws of the State of Illinois, as amended from time to time, shall govern the construction and application of the Plan. Words used in the masculine gender shall include the feminine and words in the singular shall include the plural, as appropriate. The words
"hereof," "herein," "hereunder" and other similar compounds of the word "here" shall refer to the entire Plan, not to a particular section.
 Any mention of "Articles," "sections" and subdivisions thereof, unless stated specifically to the contrary, refers to Articles, sections or subdivisions thereof in the Plan. All references to statutory sections shall include the section so identified, as amended from time to time, or any other statute of similar import. If any provisions of the Code or the Employee Retirement Income
Security Act of 1974 render any provision of this Plan unenforceable, such provision shall be of no force and effect only to the minimum extent required by such law.

ARTICLE 2
Eligibility and Participation
		2.1	Eligible Class of Employees.  An employee
eligible to participate in the Plan is any employee of an Employer who is a member of a collective bargaining unit whose
representatives have agreed with the Employer to provide for participation in the Plan for members of the collective bargaining unit.
		2.2	Conditions of Eligibility.  An employee who is
eligible to participate in the Plan, as defined in section 2.1 above, shall participate in the Plan as of the commencement date described in section 2.3 below upon the completion of 12 calendar months of
Employment.
		2.3	Commencement of Participation.
			(a)	Effective On or After October 1, 1996.
Effective October 1, 1996, an employee who meets the eligibility requirements of sections 2.1 and 2.2 may commence participation in the Plan as of the March 1 or September 1 coincident with or immediately following the date the Participant satisfies such eligibility requirements.

			(b)	Effective On or After January 1, 1994.
Effective January 1, 1994, an employee who meets the eligibility requirements of sections 2.1 and 2.2 may commence participation in the Plan as of any January 1, April 1, July 1 or October 1 coincident with or immediately following the date the Participant satisfies such eligibility requirements.

			(c)	Effective Prior to January 1, 1994.
Each Eligible Employee employed by an Employer prior to the Effective Date shall be eligible to become a Participant of the Plan on the Effective Date. Thereafter, an employee who meets the eligibility requirements of sections 2.1 and 2.2 may commence participation in the Plan as of any on the earlier of the first day of the Plan Year or the first day of the seventh month in the Plan Year coincident with or immediately following the date the Participant satisfies such eligibility requirements.

		2.4	Termination of Participation.  On the date a
Participant's Employment terminates or, if earlier, the date he no longer is a member of the eligible class of employees pursuant to section 2.1, the Participant shall be deemed a former Participant.
Status as a former Participant shall continue until the date the Plan has satisfied all liabilities with respect to the former Participant.
		2.5	Reemployment.  If a Participant terminates
Employment and subsequently resumes Employment, the rehired
employee shall immediately resume participation in the Plan
provided he is employed in an eligible class of employees.
		2.6	Reinstatement of Participation.  In the event an
employee who is not a member of an eligible class of employees becomes a member of an eligible class of employees pursuant to section 2.1, such employee shall participate in the Plan immediately if such employee has previously satisfied the eligibility requirements of sections 2.2 and 2.3, or upon satisfying the eligibility requirements of sections 2.2 and 2.3 if he had not done so previously.
			If a Participant ceases participating in the Plan because he no longer is a member of an eligible class of employees pursuant to section 2.1, he shall resume participation in the Plan immediately upon again becoming a member of an eligible class of employees pursuant to section 2.1.

ARTICLE 3
Contributions and Allocations
		3.1	Contribution and Allocation Restrictions.  All
contributions and allocations provided for in this Article 3 are subject to the limitations and restrictions set forth in Article 5.
		3.2	Elective Contributions.
			(a)	Amount.  For each Plan Year, a
Participant may direct the Employer to make "elective
contributions" on his behalf directly to the Trust Fund.  The
Employer shall make elective contributions on behalf of a
Participant in lieu of the Employer's payment of an equal amount to the Participant as direct remuneration for the Plan Year; provided the Participant elects to defer such amounts prior to the date such amounts become currently available to the Participant. Such amounts may be contributed to the Plan only if such amounts
would have been received by the Participant, but for the
Participant's election, on or before 2-1/2 months following the end of the Plan Year.  A Participant may so elect only as to amounts becoming currently available after the cash or deferred arrangement of this Plan is adopted and effective. A Participant's elective contributions may not exceed the lesser of (1) 15 percent of the Participant's Compensation for a Plan Year, or (2) for each calendar year, the $7,000 limit of Code section 402(g) as adjusted annually for increases in the cost of living by the Secretary of the Treasury or his delegate and as in effect for such calendar year.
			(b)	Allocation.  As of the last day of each
Plan Year quarter  and following the allocation of Income pursuant to Article 4, the Administrator shall allocate the elective
contributions for the year to the Elective Contribution Accounts of the Participants for whom such contributions were made.
			(c)	Enrollment.
				(1)	Effective On or After October 1,
1996.  Participants may enroll to make elective contributions effective as of any March 1 or September 1 (or such other date or dates as the Employer may establish).
				(2)	Effective On or After January 1,
1994.  Participants may enroll to make elective contributions effective as of any January 1, April 1, July 1 or October 1 (or such other dates as the Employer may establish).
				(3)	Prior to January 1, 1994.  The
initial enrollment date shall be January 1, 1993. After the initial enrollment date, Participants may enroll to make elective contributions effective as of the first day of any Plan Year or as of the first day of the seventh month of any Plan Year (or such other date or dates as the Employer may establish).
				A Participant shall enroll by filing with
the Administrator a written election (on a form acceptable to the Administrator) directing the Employer to make elective contributions.  The Participant must file the written election with the Administrator within a reasonable time as determined by the Administrator prior to the effective date.
				Once filed, a Participant's written
election authorizing elective contributions will remain in effect until amended or discontinued pursuant to paragraphs (d) and (e)
below.
			(d)	Discontinue Elective Contributions.
Unless otherwise authorized pursuant to rules prescribed by the Administrator, a Participant may entirely discontinue his elective contributions effective as of the first day of any pay period by filing with the Administrator, within a reasonable time as determined by the Administrator prior to the effective date, a revised written election directing the Employer to discontinue his elective contributions. A Participant who discontinues his elective contributions may not again enroll to make elective contributions until the Plan Year following the Plan Year in which he
discontinued elective contributions. The Participant's subsequent enrollment will be effective only as of the dates provided and pursuant to the terms specified in paragraph (c) above.  A
Participant who suspends elective contributions because of a hardship withdrawal may again enroll as of the date the suspension expires.
			(e)	Increase or Decrease in Elective
Contributions.
				(1)	Effective On or After October 1,
1996.  A Participant may increase or decrease the amount of his elective contributions pursuant to rules prescribed by the
Administrator.
				(2)	Effective On or After January 1,
1994.  Unless otherwise authorized pursuant to rules prescribed by the Administrator, a Participant may increase or decrease the amount of his elective contributions effective as of any enrollment date provided in paragraph (c) above by filing a revised written election with the Administrator within a reasonable time, as determined by the Administrator, prior to the effective date.
				(3)	Effective Prior to January 1,
1994.  Unless otherwise authorized pursuant to rules prescribed by the Administrator, a Participant may increase or decrease the amount of his elective contributions effective as of the first day of any pay period by filing a revised written election with the Administrator within a reasonable time, as determined by the Administrator, prior to the effective date. A Participant may only decrease his elective contributions twice per Plan Year.
			(f)	Return of Excess Elective
Contributions.  If a Participant notifies the Administrator in writing by the March 1 following the close of a calendar year, or by the
April 15 following such March 1 the Employer designates on
behalf of the Participant with respect to elective contributions under the Plan and any other plans of the Employer, that the Participant has made excess elective contributions for that year, the
Administrator shall distribute to the Participant the amount of the excess elective contributions allocable to the Plan (plus, or minus any Income or loss allocable thereto up to the close of the calendar year). Such distribution shall occur by the April 15 immediately following the close of the calendar year in which the excess elective contributions were contributed to the Plan. The amount of "excess elective contributions" for any calendar year shall equal
(1) the sum of amounts contributed to the Plan as elective
contributions on behalf of the Participant plus amounts deferred by the Participant pursuant to other arrangements described in Code sections 401(k), 408(k) and 403(b) (the "total elective
contributions") minus (2) the greater of the $7,000 limit of Code section 402(g), as adjusted annually for increases in the cost of living by the Secretary of the Treasury or his delegate from time to time, or $9,500, which alternate limit applies to only elective contributions added to deferrals made pursuant to an arrangement described in Code section 403(b). The Participant's written notification must contain a statement to the effect that, if such excess elective contributions were not distributed, the Participant's total elective contributions would exceed the limit specified in
Code section 402(g) for the calendar year in which such elective contributions were made.
				Income allocable to excess elective
contributions shall be determined (1) under any reasonable method used for allocating Income to all Participants' Accounts as applied consistently to all Participants for the Plan Year or (2) by multiplying Income allocable to the Participant's Elective
Contribution Account for the calendar year by a fraction, the numerator of which is such Participant's excess elective
contributions for the year and the denominator is the Participant's Account balance attributable to elective contributions as of the beginning of the calendar year plus the Participant's elective contributions for the calendar year.
				To the extent required by applicable
nondiscrimination regulations, any matching contribution relating to an excess elective contribution, which is distributed in
accordance with this paragraph (f), shall be declared a Forfeiture as of the end of the Plan Year in which the excess elective
contribution is distributed (even if the Participant is vested in such matching contributions) except to the extent that the matching contribution is an excess aggregate contribution which is distributed to the highly compensated Participant in accordance with section 5.5(c).
		3.3	Allocation of Forfeitures.  For purposes of
Forfeitures determined pursuant to sections 5.4 and 12.8, and as of the last day of each Plan Year and following the allocation of
Income pursuant to Article 4, the Administrator shall allocate, on a pro-rata bases, Forfeitures, if any, to the Accounts of qualifying Participants as if such Forfeitures were additional contributions.
		3.4	Rollovers from Other Employee Benefit Plans.
 Any employee of the Employer who is a member of an eligible class of employees pursuant to section 2.1 above and who
participated in another retirement plan and trust qualified pursuant to Code sections 401(a) and 501(a) ("qualified plan") may deposit in the Trust Fund any portion of an eligible rollover distribution paid from another qualified plan in a direct rollover or which he received personally (either directly from such plan or as a rollover from an individual retirement account or annuity) provided that amounts not paid in a direct rollover must be deposited in the Plan within 60 days following receipt of such amounts. Before accepting such a rollover, the Administrator shall require such Participant's consent (and spousal consent, if necessary) and may require such documentation and information as it deems necessary.
 An employee who rolled over amounts pursuant to this section, or on whose behalf such a rollover occurred, shall always remain
100% vested in such rolled over amounts and the Income thereon. Immediately upon receipt, the Administrator shall allocate amounts rolled over by, or on behalf of, a Participant to his Rollover
Account.
			If an individual who rolled over amounts to the Trust Fund pursuant to this section, or on whose behalf such a rollover occurred, does not otherwise qualify to become a
Participant, he shall, nonetheless, constitute a Participant only in relation to such rolled over amounts and the Income thereon.
		3.5	Participant After-Tax Contributions.  The Plan
neither requires nor permits Participants to make after-tax
contributions to it or the Trust Fund.
		3.6	Determination of Contributions.  The
Employer shall determine the amount of any contribution made by it pursuant to this Plan. The Employer's determination of such contribution shall bind all Participants, the Trustee and the Administrator. Such determination shall be final and conclusive and shall not be subject to change as a result of a subsequent audit by the Internal Revenue Service or as a result of any subsequent adjustment of the Employer's records.
			The Trustee shall have no right or duty to
inquire into the amount of the Employer's contribution or the method used in determining the amount of such contribution.  The
Trustee shall be accountable for only funds it actually receives.
		3.7	Time of Payment of Contributions.  The
Employer shall pay its contribution for each of its fiscal years to the Trustee within the time prescribed by law, including extensions, for the filing of the Employer's federal income tax return for such year or within such other period as provided in Code section 404(a)(6).
The Employer shall pay elective contributions made pursuant to a salary reduction agreement to the Trustee as of the earliest date the Employer can reasonably segregate such contributions from its general assets but not later than the earlier of (a) 90 days from the date on which such amounts would otherwise have been payable to the Participant or (b) the end of the 12-month period immediately following the Plan Year to which the elective contributions relate.
		3.8	Return of Contributions.  The Trustee shall
return Employer contributions made to the Plan in the following circumstances:
			(a)	The Employer and the Plan hereby
condition all Employer contributions to the Plan upon the Employer obtaining a deduction pursuant to Code section 404(a) in an equal amount for the Employer's taxable year ending with or within the
Plan Year for which the contribution is made.  If all or any portion of the Employer's contribution is not deductible for such year pursuant to Code section 404(a), the Trustee shall return the nondeductible amount to the Employer, without earnings, but reduced by any losses attributable thereto, within one year of the disallowance of the deduction by the Internal Revenue Service.
			(b)	The Trustee, at the direction of the
Employer, shall return to the Employer, without earnings, but reduced by any losses attributable thereto, any contribution made due to a mistake of fact provided the Administrator determines that such mistake existed at the time of the contribution.  The Trustee may only return a contribution pursuant to this subsection (b)
within 12 months of the date the contribution was made.
			(c)	The Employer and the Plan condition
all Employer contributions to this Plan upon the initial qualification of the Plan pursuant to Code section 401(a). Within one year after the date the Internal Revenue Service determines that the Plan fails to qualify pursuant to Code section 401(a), and provided that the Plan's application for determination to the Internal Revenue Service is made within the time prescribed by law, the Trustee shall return to the Employer the entire assets of the Plan attributable to all amounts contributed during the time the Plan failed to qualify.
			The Employer shall return elective
contributions and amounts rolled over into the Plan, if any, and Income thereon to the Participant if such contributions are returned to the Employer pursuant to this section.

ARTICLE 4
Valuation
		4.1	Allocation of Income to Accounts.  The
Administrator shall value a Participant's Account as of each
Valuation Date in accordance with the income accounting
applicable to each investment fund in which the assets of the
Account are invested and adjust the Account to reflect applicable expenses and all other transactions since the preceding Valuation Date.
		4.2	Valuation and Allocation of Participant Loans.
 As of each Valuation Date, the Administrator shall value
separately the principal outstanding and interest received from Participant loans and shall allocate such values to the appropriate Accounts of the borrowing Participants.
		4.3	Valuation of Participant's Account.  The
Administrator shall determine the value of a Participant's Account for purposes of Articles 6 and 7 as of the Valuation Date
immediately preceding the date the distribution occurs or
commences as if such Valuation Date were the last day of a Plan
Year (except for Company stock which shall be valued as of the most recent business day for which a valuation is available), including in that valuation (a) the allocation of contributions or Forfeitures, if any, for such year if the Account otherwise qualifies for such allocation and the Valuation Date is actually the last day of a Plan Year or if the Plan otherwise requires allocation of such amount as of such Valuation Date, and (b) elective contributions made to the Plan on behalf of the Participant since the Valuation
Date.
			If the Administrator determines that valuing
the Participant's Account as of the immediately preceding
Valuation Date would significantly jeopardize the interests of the Plan and its Participants because, due to subsequent market fluctuations or other developments, that valuation would inaccurately reflect the value of the Participant's Account as of the date distribution occurs or commences, the Administrator may, in its discretion, value the Participant's Account as of a date closer to the date the distribution occurs or commences.
		4.4	Valuation of Company Stock.  For purposes of
this Article 4, the value of Company stock held by the Plan shall be the closing price of such stock as reported on the NASDAQ-NMS as of the applicable Valuation Date or the last day Company stock was traded if Company stock is not traded on the Valuation Date.

ARTICLE 5
Contribution and Allocation Restrictions
		5.1	Maximum Limits on Allocations.  This
section 5.1 shall limit contributions and allocations made pursuant to Article 3.
			(a)	The annual addition to a Participant's
Account for any limitation year shall not exceed the lesser of:
				(1)	The greater of $30,000 or 25%
of the defined benefit dollar limitation recited in Code
section 415(b)(l)(A) for such year; or
				(2)	25% of the compensation (as
defined in section 5.1(c) below) paid or made available to the Participant in such year.
			(b)	The "annual addition" shall mean the
sum allocated to a Participant's Account for any year of
contributions or Forfeitures, if any, pursuant to this Plan and allocated to his benefit pursuant to all other defined contribution plans maintained by the Employer for the limitation year, including employee contributions. Contributions allocated to any individual accounts which are part of a pension or annuity plan under Code sections 415(l) and 419A(d)(2) shall be treated as annual additions to a defined contribution plan.  However, section 5.1(a)(2) above shall not apply to any amounts treated as an annual addition under the preceding sentence. The annual addition includes elective contributions in excess of (1) the $7,000 limit of Code section 402(g) (as adjusted annually for increases in the cost of living as specified by the Secretary of the Treasury or his delegate) that are not distributed by the April 15 following the close of the
Plan Year, or (2) the nondiscrimination tests recited in this Article 5 even if corrected through distribution after the close of the Plan
Year.  Effective for limitation years beginning after December 31,
1995, Income attributable to a Participant's elective contributions, which are distributed pursuant to section 5.1(e)(1) below, shall be included as an annual addition, unless also distributed pursuant to section 5.1(e)(1) below.
				The annual addition shall not include
the allocation to a Participant's Account of Income pursuant to
Article 4 and rollovers, if any, pursuant to Article 3 or the repayment of principal or interest by a Participant on a loan, if any, extended pursuant to Article 7.
			(c)	"Compensation" for purposes of this
section 5.1, unless otherwise elected by the Administrator for a limitation year, shall mean an employee's wages from the Employer received during the limitation year which is required to be reported on the employee's IRS Form W-2 for income tax withholding
purposes (or such other amount as required to be reported under
Code sections 6041(d), 6051(a)(3) and 6052 as referenced in
Treasury regulation  1.415-2(d)(11)(i)).
			(d)	The "limitation year" shall be the Plan
Year.
			(e)	The Administrator shall reallocate the
excess of a Participant's annual addition over the limits stated
above, provided such excess is not subject to refund or reversion pursuant to Article 3, in accordance with subparagraph (1) below and any one of the other following subparagraphs:
				(1)	To the extent the excess arises
from the Participant's elective contributions, such excess and, if the Administrator determines, Income attributable to such elective contributions, may be refunded to the Participant as soon as administratively feasible.
				(2)	The excess amount shall be
reallocated to the Accounts of the Participants in the Plan who have not exceeded the limits stated above. If the reallocation causes the limits stated above to be exceeded with respect to each Participant for the limitation year, then these amounts shall be held unallocated in a suspense account and reallocated to Participants' Accounts in the next (or succeeding, if necessary) limitation year before the allocation of Employer or employee contributions.
				(3)	The excess amount shall be used
to reduce the Employer contributions for the next (or succeeding, if necessary) limitation year for the Participant who incurred the excess amounts provided the Participant is covered by the Plan at the end of such limitation year. If the Participant is no longer covered by the Plan as of the end of the limitation year, the excess amounts shall be held unallocated in a suspense account and reallocated in the next limitation year to all remaining Participants in the Plan as a reduction of such Participants' Employer
contributions.  Excess amounts may not be distributed to
Participants or former Participants.
				(4)	The excess amount shall be held
unallocated in a suspense account for the limitation year and reallocated in the next (or succeeding, if necessary) limitation year to all Participants in the Plan. The excess amount must be used to reduce Employer contributions for the next (and succeeding, if necessary) limitation years. Excess amounts may not be distributed to Participants or former Participants.
				Any excess amount held in a suspense
account shall not share in Income. If the Plan terminates before the allocation of such excess, the excess shall revert to the Employer, to the extent that it may not be allocated to any Participant's
Account.
		5.2	Limitations for Defined Benefit and Defined
Contribution Plans Covering the Same Employee.
			(a)	Aggregate Limit.  If an employee
participates in both a defined benefit plan and a defined
contribution plan maintained by the Employer, the sum of the defined benefit plan fraction and the defined contribution plan fraction for each limitation year may not exceed 1.0.
			(b)	Defined Benefit Plan Fraction.  For
purposes of this section, the defined benefit plan fraction for each limitation year shall include a numerator equaling the projected annual benefit of the employee pursuant to the plan (determined as of the close of the year) and a denominator equaling the lesser of
(1) 125% of the dollar limitation imposed upon such benefits by the
Code for such year or (2) 140% of his average annual
Compensation for the three consecutive Plan Years during which he both participated in the Plan and received the highest
Compensation from the Employer.
			(c)	Defined Contribution Plan Fraction.
For purposes of this section, the defined contribution plan fraction for each limitation year shall include a numerator equaling the sum of the annual additions to the employee's account as of the close of the year and a denominator equaling the sum of an amount
determined for such year and for each prior year of service with the Employer as the lesser of (1) 125% of the limit determined pursuant to section 5.1(a)(1) or (2) 140% of the limit determined pursuant to section 5.1(a)(2).
			(d)	Top-Heavy Limit.  In any year during
which the Plan is top-heavy, the Administrator shall substitute
"100%" for "125%" in clause (1) of paragraphs (b) and (c) above, unless the Accounts of Key Employees do not exceed 90% of the total value of Plan assets and the 3% minimum top-heavy allocation pursuant to this Plan (or another defined contribution plan or this
Plan and another defined contribution plan maintained by the
Employer) is increased to 4%, or the 2% minimum top-heavy
benefit accrual pursuant to a defined benefit plan (or plans)
maintained by the Employer is increased to the lesser of 3% times
Years of Service or 20% plus 1% (up to a maximum of 30%) for each year the Plan was top-heavy.
		5.3	Actual Deferral Percentage Test.
			(a)	Applying the Test.  The actual deferral
percentage (the "ADP") for Participants who are highly
compensated employees ("HCEs") may not exceed the greater of:
				(1)	1.25 times the ADP for all
Participants who are not HCEs; or
				(2)	The lesser of (A) 2 times the
ADP of Participants who are not HCEs or (B) the ADP of
Participants who are not HCEs plus 2 percentage points.
				The Administrator shall determine the
Participants' deferral percentages consistent with Code
section 401(k)(3) and applicable Treasury Regulations, which the
Plan incorporates by reference.  The Employer shall maintain records sufficient to demonstrate satisfaction of the ADP test and the amount of qualified nonelective contributions or qualified matching contributions, if any, used in such test.
			(b)	ADP Defined.  For each Plan Year, the
Administrator shall determine the "ADP" for the Participants who are HCEs and all other Participants as follows:
				(1)	The ADP for a group of
Participants shall equal the average of the ratios, calculated separately for each Participant in the group, of (A) the allocations of elective contributions and qualified nonelective contributions or qualified matching contributions (to the extent not taken into account for purposes of the actual contribution percentage test), not including Income, which the Administrator determines for a Plan
Year to (B) the Participant's Compensation for that Plan Year.  The
ADP of a Participant who makes no elective contributions is zero.
Excess elective contributions of non-HCEs, determined pursuant to section 3.2, are not taken into account for purposes of ADP testing.
				(2)	For purposes of determining the
ADP of a Participant who is a 5% owner pursuant to Code
section 414(q) or one of the top-ten paid HCEs, the Compensation, elective contributions (and qualified nonelective contributions or qualified matching contributions, if any,) shall include the Compensation, elective contributions (and qualified nonelective contributions and qualified matching contributions, if any) for the
Plan Year of family members as defined in Code section 414(q)(6).
 Family members, with respect to such HCEs, shall be disregarded as separate employees in determining the ADP both for Participants who are non-HCEs and for Participants who are HCEs.
				(3)	The "ADP" for any Participant
who is an HCE and eligible to have elective contributions allocated to his account pursuant to two or more plans or arrangements described in Code section 401(k) and maintained by an Employer shall be determined as if all such contributions were made pursuant to a single arrangement.
			(c)	Excess Contributions.  If, for any Plan
Year, the aggregate amount of contributions to the Accounts of Participants who are HCEs exceeds the maximum amount permitted in paragraph (a) above, the Administrator may distribute such excess amount plus or minus any Income or loss allocable to such excess amount to some or all of the Participants who are
HCEs (determined by reducing contributions made on behalf of Participants who are HCEs in order of the ADPs beginning with the highest of such percentages) during the period beginning on the first day following the close of the Plan Year in which the excess contributions arose and ending on the date that is 2-1/2 months from the close of such Plan Year, and in all events shall distribute such Amount no later than the close of the following Plan Year. In relation to a Participant who is an HCE for whom the Administrator determines his ADP pursuant to the family aggregation rules described in subsection (b)(3) above, the Administrator shall allocate any such excess contributions--plus or minus any Income or loss--among the family members in proportion to the elective contributions of each family member combined to determine the Participant's ADP. The Administrator shall calculate any excess pursuant to this paragraph (c) after determining the amount of excess elective contributions pursuant to Article 3.
				Income allocable to excess
contributions shall be determined (1) under any reasonable method used for allocating Income to all Participants' Accounts as applied consistently to all Participants for the Plan Year or (2) by multiplying Income allocable to the Participant's elective
contributions (and qualified nonelective contributions and qualified matching contributions, if any) for the Plan Year by a fraction, the numerator of which equals the Participant's excess contributions for the year and the denominator of which equals the Participant's
Account balance attributable to elective contributions (and
qualified nonelective contributions and qualified matching contributions, if any) as of the beginning of the Plan Year plus the Participant's elective contributions (and qualified nonelective contributions and qualified matching contributions, if any) for the
Plan Year.  The Plan may distribute excess contributions (and
Income) without regard to consent otherwise required for Plan distributions.
		5.4	Qualified Nonelective Contributions.
"Qualified nonelective contributions" means contributions (other than matching contributions) made by the Employer and allocated to Participants' Accounts that the Participants may not elect to receive in cash until distributed from the Plan; that are
nonforfeitable when made; and that are distributable only in accordance with the distribution provisions applicable to elective contributions, all as pursuant to Code sections 401(k)(2)(B)
and (C). The Administrator shall allocate qualified nonelective contributions to the Participants' Elective Contribution Accounts in
a manner that does not discriminate in favor of highly compensated employees.
		5.5	Highly Compensated Employee.  For purposes
of this Article 5, highly compensated employee ("HCE") shall have the meaning required by Code section 414(q) and applicable
Treasury Regulations to the extent such meaning is not inconsistent with the simplified identification method set forth below.  For any
Plan Year, an Employer may determine which employees are HCEs in accordance with either subparagraph (a) or (d) below.
			(a)	Active Employees.  An active employee
is an HCE if, during the Plan Year,  the employee performs services for the Employer and:
				(1)	during the "look-back" year he:
					(A) was a five-percent owner;
					(B) received Compensation from
the Employer exceeding $75,000 (as adjusted);
					(C) received Compensation from
the Employer exceeding $50,000 (as adjusted) and was a member of the top-paid group for such year; or
					(D) was an officer of the
Employer and received Compensation during such year greater than
150 percent of the dollar limitation then in effect pursuant to Code section 415(c)(1)(A) (as adjusted).
					The group of top-paid employees
under (1)(C) and the number of officers under (1)(D) above shall be determined without regard to the employees described in Code section 414(q)(8).  For the purposes of paragraph (1)(D) above, no more than 50 employees (or, if lesser, the greater of three
employees or ten percent of the employees of an Employer) shall be treated as officers and, if no officer satisfies the compensation requirement of (1)(D) above during either a Plan Year or look-back year, the highest paid officer for such year shall be an HCE. The dollar limitations provided above are adjusted for increases in the cost of living by the Secretary of the Treasury or his delegate pursuant to Code section 415(d).
				(2)	and during the Plan Year he:
					(A)	meets the description in
clauses (1)(A), (1)(B) or (1)(D) above upon substituting Plan Year for "look-back year" and is among the 100 employees who received the most Compensation from the Employer during the Plan Year; or
					(B)	is a 5-percent owner at
any time during the Plan Year.
			(b)	Former Employees.  Generally, a
former employee is an HCE if that individual is an employee who separated from service with the Employer (or was deemed to have separated) prior to the Plan Year, performs no service for an
Employer during the Plan Year and was an active HCE for either the year in which separation occurred or any determination year ending on or after the individual's 55th birthday.
			(c)	Look-Back Year.  The "look-back year"
shall be the twelve-month period immediately preceding the Plan
Year or, if the Employer so elects, the calendar year ending with or within the applicable Plan Year provided (1) such election is made with respect to all qualified plans maintained by the
Employer--except for any plan for which the Employer elects
simplified identification of HCEs--and (2) the Plan Year calculation is made on the basis of the period (if any) by which the applicable
Plan Year extends beyond such calendar year (i.e., the lag period).
If the Employer is making the Plan Year calculation based on the lag period, the dollar amounts applicable under subsection (a)(1)
above shall be adjusted by multiplying such dollar amounts by a fraction, the numerator of which is the number of calendar months that are included in the lag period and the denominator of which is
12.
			(d)	Simplified Identification Method.
Under the simplified identification method, an Employer's HCEs include HCEs only as determined pursuant to subparagraph (a)(1)
above as applied based on the Plan Year without reference to the look-back year, or, if elected by the Employer, as of a single day within the Plan Year (the "Snapshot Day"). "Compensation," for
purposes of simplified identification, is compensation which reasonably approximates an employee's Compensation. The
following exceptions to subparagraph (a)(1) above apply if an
Employer elects to determine HCEs based on a Snapshot Day:
				(1)	Compensation.  If the Snapshot
Day is other than the last day of the applicable Plan Year,
Compensation must be projected for the Plan Year under a
reasonable method established by the Employer.
				(2)	Includible HCEs.  The Employer
must treat as an HCE, in addition to employees who are determined to be HCEs on the Snapshot Day, any employee who terminated
Employment prior to the Snapshot Day or becomes employed by
the Employer subsequent to the Snapshot Day and (A) was an HCE in the prior Plan Year; (B) was, or is, a 5-percent owner; (C) has Compensation for the Plan Year greater than or equal to the projected Compensation of any employee who is treated as an HCE on the Snapshot Day (except for employees who are HCE's solely because they are 5-percent owners or officers); or (D) was, or is, an officer and has Compensation greater than or equal to the projected Compensation of any other officer who is an HCE on the Snapshot
Day solely because that person is an officer.
				(3)	Determination of Snapshot Day.
 The Snapshot Day may be (A) the same Snapshot Day that the
Employer is using for substantiating compliance with
nondiscrimination requirements; or (B) any other single day during the Plan Year, provided the day is reasonably representative of the Employer's workforce and the Plan's coverage throughout the Plan
Year.  A Snapshot Day will not be treated as failing to be
reasonably representative solely because of a significant change in the Employer's workforce caused by an extraordinary event, such as a merger or acquisition.  The Snapshot Day for the Plan
generally must be consistent from year to year.
			(e)	Family Members.  If, during a Plan
Year, an employee is a family member of either a 5-percent owner or an HCE who is one of the 10 most highly compensated employees ranked on the basis of Compensation paid by the Employer during such year, the Plan shall aggregate the allocations of the family member and the 5-percent owner or HCE. The Plan shall treat the family member and 5-percent owner or HCE as a single employee receiving Compensation and allocations or benefits equal to the sum of such Compensation and allocations or benefits of the family member and 5-percent owner or HCE. For purposes of this section, family member includes the spouse, lineal ascendants and descendants of the employee or former employee and the spouses of such lineal ascendants and descendants. If the Employer does not elect to determine HCEs under the simplified identification method based on a Snapshot Day, the first sentence of this paragraph shall also be applied based on the look-back year.

ARTICLE 6
Vesting
		6.1	Vesting.  A Participant's interest in his
Account shall be fully vested and nonforfeitable at all times.

ARTICLE 7
Distributions
		7.1	Commencement of Retirement Benefits.  This
section 7.1 shall not apply to distributions payable on account of a Participant's death.
			(a)	Earliest Payment Date.  As to any
Participant, distribution shall occur no earlier than the termination of the Participant's Employment, unless specifically authorized elsewhere in the Plan.
			(b)	Payment Due To Termination of
Employment.
				(1)	Before Normal Retirement Age.
 If a Participant's Employment terminates prior to his Normal
Retirement Age, the distribution of his Account shall commence as follows:
					(A)	Accounts of $3,500 or
Less.  The Administrator shall mandate distribution in a single lump sum of any Participant's vested Account that equals $3,500 or less prior to the commencement of distributions or at the time of any prior distribution.  If a Participant's vested Account equals zero, the Participant shall be deemed to have received a mandatory distribution of such vested Account. Mandatory distributions shall commence as soon as administratively feasible following termination of a Participant's Employment.
					(B)	Accounts of More Than
$3,500.  Subject to the requirements set forth below, the
Administrator shall commence distribution of a Participant's
Account which exceeds $3,500 prior to the commencement of
distributions, or at the time of any prior distribution, as soon as administratively feasible following the date the Participant elects in writing to commence distribution. Such distribution may not commence prior to the Participant's Normal Retirement Age unless the Participant consents, in writing, on a form approved by and filed with the Administrator, to the earlier distribution of his vested Account. Such Participant consent shall not be valid unless the Administrator provides the Participant with notice of his right to defer distribution no less than 30 days and no more than 90 days before the date of distribution.
					Notwithstanding the above,
distribution may commence less than 30 days after such notice is provided if (1) the notice clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution, and (2) the Participant, after receiving such notice, affirmatively elects a distribution.
					A Participant may elect to defer
further the distribution of his Account to a date no later than the
April 1 following the calendar year in which he attains age 70-1/2
(or later required beginning date as defined in section 7.4 below).
					Unless a Participant elects to
defer distribution, distribution shall commence no later than the
60th day after the close of the Plan Year (1) in which the
Participant attains his Normal Retirement Age, or, if later, (2) in which occurs the 10th anniversary of his commencement of
participation in the Plan.
				(2)	On or After Normal Retirement
Age.  The distribution of the Account of a Participant who
terminates Employment on or after the Participant's Normal
Retirement Age and before attainment of age 70-1/2 shall
commence as soon as administratively feasible following the date the Participant's Employment terminates but no later than 60 days after the close of the Plan Year in which the Participant's
Employment terminates.
				A Participant may elect to defer further
the distribution of his Account to a date no later than the April 1 following the calendar year in which he attains age 70-1/2 (or later required beginning date as defined in section 7.4 below).
			(c)	Latest Payment Date.  Even if a
Participant's Employment has not terminated, distribution shall commence no later than the April 1 following the calendar year in which the Participant attains age 70-1/2 (or later required beginning date as defined in section 7.4 below).
		7.2	Method of Payment.
			(a)	Form of Benefits.  Distribution from a
Participant's Account shall occur in a single lump sum.
			(b)	Direct Rollovers.
				(1)	Notwithstanding any provision
of the Plan to the contrary that would otherwise limit a distributee's election under this section, a distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover; provided, however, that if a Participant elects a direct rollover as to only a portion of the Participant's distributable Account, the amount to be paid in a direct rollover must equal at least $500.
				(2)	Eligible rollover distribution:
An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code;
and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).
				(3)	Eligible retirement plan:  An
eligible retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the
distributee's eligible rollover distribution.  However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.
				(4)	Distributee:  A distributee
includes an employee or former employee.  In addition, the
employee's or former employee's surviving spouse and the
employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.
				(5)	Direct rollover:  A direct
rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.
			(c)	Mandatory Payments.  The
Administrator shall direct distribution in a single lump sum of any Participant's vested Account that does not exceed $3,500 prior to the commencement of distributions or at the time of any prior distribution if such Participant fails to direct a rollover within 30 days after being notified of his right to direct a rollover.
			(d)	Payments in Company Stock.
Distribution of a Participant's Account, to the extent invested in
Eagle Food Centers, Inc. stock, may be made, pursuant to the Participant's written election, in whole shares of Company stock with cash paid for fractional shares.
		7.3	Death Benefits.
			(a)	Distribution to a Beneficiary.  The Plan
shall distribute the Account of a deceased Participant to the beneficiary identified in the beneficiary designation in effect at the time of his death or, if no such designation exists, to the
Participant's surviving spouse or, if none, to his issue per stirpes or, if none, to his next of kin determined pursuant to the laws of the state in which the Company's principal place of business is located as if the Participant had died unmarried and intestate, within a reasonable time after the Participant's death. Each Participant may designate, in writing, on forms approved by and filed with the Administrator, one or more beneficiaries to receive payment of his Account and may, in addition, name a contingent beneficiary.
				The beneficiary as to 100% of the
Account of a Participant married at the time of his death shall be his surviving spouse, unless his spouse consents to the designation of an alternative beneficiary or the spouse cannot be located.
Spousal consent shall be in writing, acknowledging the effect of such election and witnessed by a Plan representative or notary public. Any change in, or revocation of, a Participant's designated beneficiary shall again require spousal consent unless the earlier consent of the spouse expressly permitted subsequent designations by the Participant without further spousal consent.  The death benefit shall be made available to the beneficiary within a
reasonable time after the Participant's death and in no event later than the earliest date benefits would be payable to the Participant if his Employment terminated on the date of his death for a reason other than death.
			(b)	Form of Benefit.  A Participant's
beneficiary may request, in writing, on forms approved by, and filed with, the Administrator, payment in any optional benefit form available under the Plan.
			(c)	Death On or Before Required
Beginning Date.  The Plan shall distribute as follows the Account of a Participant who dies on or before his required beginning date, as defined in section 7.4 below:
				(1)	General.  Distribution shall
occur by the end of the calendar year that contains the fifth anniversary of the Participant's death.
				(2)	Spouse as Beneficiary.
Distribution to the surviving spouse of the Participant shall occur no later than the December 31 of the calendar year in which the Participant would have attained age 70-1/2.
		7.4	Required Lifetime Distributions.
Notwithstanding the other provisions of this Article 7, the Plan shall distribute each Participant's Account consistent with Code section 401(a)(9) and applicable regulations, which the Plan hereby incorporates by reference. Distribution of a Participant's Account shall commence no later than his "required beginning date,"
determined as follows:
			(a)	Required Beginning Date.  A
Participant's required beginning date is the April 1 following the calendar year in which he attains age 70-1/2. The required beginning date of a Participant who attained age 70-1/2 before 1988 is determined in accordance with (1) or (2) below:
				(1)	Non-Five Percent Owner.  The
required beginning date of a Participant who is not a 5-percent owner is the April 1 following the calendar year in which the later of the termination of his Employment or attainment of age 70-1/2 occurs.
				(2)	Five Percent Owner.  The
required beginning date of a Participant who is a 5-percent owner during any year beginning after December 31, 1979 is the April 1 following the later of (A) the calendar year in which the Participant attains age 70-1/2 or (B) the earlier of [i] the calendar year with or within which ends the Plan Year during which the Participant becomes a 5-percent owner or [ii] the calendar year in which the Participant's Employment terminates.
				For purposes of this section, a
Participant is a "5-percent owner," within the meaning of Code section 416(i), if the Participant is a 5-percent owner at any time during the Plan Year ending with or within the calendar year in which he attains age 66-1/2 or any subsequent Plan Year. Once distributions for the Plan have begun to a 5-percent owner, such distributions shall continue, even if the Participant ceases to be a 5-percent owner in a subsequent year.
			(b)	Amount Required to be Distributed.
The required distribution paid each calendar year beginning with the first distribution calendar year shall not equal less than the quotient obtained upon dividing the Participant's Account by the lesser of (1) the applicable life expectancy, or (2) if the beneficiary is not the Participant's spouse, the applicable minimum distribution incidental benefit divisor determined from the table recited in
Q&A-4 of proposed regulation section 1.401(a)(9)-2.  The
"applicable life expectancy" is the life expectancy (or joint and last survivor expectancy) calculated using the attained age of the
Participant (or designated beneficiary) as of the Participant's (or designated beneficiary's) birthday in the first distribution calendar year reduced by one in each year thereafter. The Participant may elect to recalculate his life expectancy and/or that of his spouse, provided such election is irrevocable and is made prior to the Participant's required distribution date.
				A Participant's Account is determined
as of the last Valuation Date in the calendar year immediately preceding the calendar year for which a distribution is required, adjusted as follows: Increased by the amount of any contributions or Forfeitures, if any, allocated to the Account as of dates in such calendar year after the Valuation Date and decreased by distributions made in such calendar year after the Valuation Date.
		7.5	Qualified Domestic Relations Orders.  Upon
receipt of a domestic relations order issued by a court of competent jurisdiction with respect to a Participant's interest in the Plan, the Administrator shall determine whether such domestic relations order constitutes a qualified domestic relations order (as defined in Code section 414(p)(1), a "QDRO"). The Administrator shall establish reasonable procedures to determine the qualified status of a domestic relations order and to administer distributions mandated by a QDRO.
			If the Administrator determines that the
domestic relations order is a QDRO, an alternate payee as defined in Code section 414(p)(8) may receive distributions in a single lump sum, or direct rollover if the alternate payee is the
Participant's former spouse, commencing as if the Participant experienced a termination of Employment as of the date of the order as described in section 7.1.  Distributions made pursuant to this section may occur without regard to the age or the employment status of the Participant. Except as provided by this section, a distribution pursuant to a QDRO shall not include any type of benefit or payment option not otherwise payable by the Plan. If the Administrator has notice that a QDRO is being or may be sought but has not received the QDRO, the Administrator shall not, unless requested in writing by the Participant, delay payment of a benefit to a Participant which would otherwise be due.  If the
Administrator has determined that an order is not a QDRO and all comment and appeal periods have expired, the Administrator shall not, unless requested in writing by the Participant, delay payment to a Participant which otherwise would be due even if the
Administrator has notice that the party claiming to be an alternate payee or the Participant is attempting to correct any deficiencies in the order.
		7.6	Loans.  The Plan shall, pursuant to the
provisions of this section and a uniform nondiscriminatory policy applied by the Administrator, extend loans to Participants secured by the borrowing Participants' Account.
			(a)	Eligible Participants.  The term
"Participant," for purposes of this section, includes a former Participant who is a party-in-interest as defined in section 3(14) of the Employee Retirement Income Security Act of 1974.  If the
Employer is an S-Corporation within the meaning of Code
section 1361, no individual holding a 5-percent or greater interest in the outstanding stock of the Employer may borrow pursuant to this Article 7.  No owner-employee or a member of the family of the owner-employee may borrow pursuant to this Article 7. An "owner-employee" means an employee who (1) owns the entire interest in an unincorporated trade or business or (2) in the case of a partnership, a partner who owns more than 10% of either the capital interest or profits interest in such partnership.
			(b)	Loan Privilege.  To obtain a loan, a
Participant must apply in writing on forms approved by the
Administrator.  The Administrator shall direct the Trustee to extend a loan from the Trust Fund upon a Participant satisfying the requirements of this section. Processing the loan application, after receipt of all necessary material from the Participant, shall extend no more than 45 days.  Prior to October 1, 1996, loans shall be available only if needed for one or more purposes that are deemed to be a hardship as determined pursuant to section 7.7 below.
			(c)	Funding of a Loan/Loan Accounts.
Upon approval of a loan request, the Administrator shall liquidate all or a portion of the Participant's investments held in his Account in the order prescribed by rules of the Administrator.  If any subaccount to be liquidated is invested in more than one fund, the amount of a particular fund that is to be liquidated shall be the product of the total amount to be liquidated under the Account and a fraction with a numerator equal to the amount of the Account invested in the fund and a denominator equal to the total balance credited to the Account. The proceeds from the liquidation shall be credited to a loan account, which shall be a subaccount of the Participant's Accounts. A loan account shall be deemed to be invested only in a loan to the Participant and shall be increased by interest at the rate described in paragraph (f) and decreased by the portion of each payment allocable to the loan account pursuant to paragraph (g). A promissory note signed by a Participant and secured by no more than 50-percent of the vested Account balance of the Participant determined at any time during the term of the loan or, if greater, as of the date of the loan (plus, possibly, other collateral) must evidence the loan.
			(d)	Amount.  The Administrator shall not
approve a loan to a Participant for a principal amount less than
$1,000 or for a principal amount which exceeds the lesser of:
(1) $50,000 reduced by the highest unpaid balance of all the Participant's loans from the Plan, if any, (principal and accrued interest) during the period beginning on the date that is one year prior to the day before the loan was made and ending on the date of the new loan; or (2) 50% of the vested portion of the Participant's Account reduced by any unpaid balance (principal and accrued interest) of any Participant loans from the Plan on the date of the new loan. The limitations recited in this paragraph apply to the aggregate of all loans from all plans of the Employer or other members of the controlled group of which the Employer is a
member, pursuant to Code sections 414(b), (c), (m) and (o).
			(e)	Frequency of Loans.  Effective
October 1, 1996, a Participant may have no more than one
outstanding loan from the Plan at any time.
			(f)	Interest Rate.  Any loan to a Participant
shall bear a reasonable rate of interest which provides the Plan with a return commensurate with the interest rates charged by persons in the business of lending money for loans which would be made
under similar circumstances. In accordance with this requirement, interest on the loan shall equal two-percent (200 basis points)
greater than the prime rate in effect at the time of extending the loan by the Trustee, if a bank or, if not, by the bank affiliated with the Trustee or, if none, by the Employer's principal bank.
			(g)	Repayment.  Repayment of the loan
shall occur in at least substantially level quarterly payments of principal and interest. If a Participant's pay is insufficient to make payments in full, the amount of the deficiency shall be paid monthly by the Participant. The portion of each payment which is attributable to repayment of the principal of a loan shall be applied toward the reduction of a Participant's loan account in the order of subaccounts which is converse to that prescribed in paragraph (c)
above and shall be invested in accordance with the Participant's current investment direction.
			(h)	Term of Loan.  The term of a loan shall
end on the earlier of:
				(1)	the Participant's termination of
Employment;
				(2)	an annual anniversary of the date
of the loan, as elected by the Participant, but not beyond five years from the date of the loan; or
				(3)	an annual anniversary of the date
of the loan, as elected by the Participant, if the loan is made to acquire any dwelling unit which is, or within a reasonable time is to be, used as the principal residence of the Participant, but not beyond 10 years from the date of the loan.
				 A Participant may request a shorter
repayment period provided such request does not, in the judgment of the Administrator, place an unreasonable administrative burden upon the Plan, the Administrator or the Trustee.
				A Participant's loan shall immediately
become due and payable if such Participant terminates employment for any reason or fails to make a payment as provided in the loan agreement. If the Participant terminates employment, the Employer shall immediately request payment of principal and interest on the loan. If the Participant refuses payment following termination, the Employer shall reduce the Participant's vested Account balance by the remaining principal and interest on his or her loan. If the Participant's vested Account balance is less than the amount due, the Employer shall take whatever steps are necessary to collect the balance due directly from the Participant. However, no foreclosure on the Participant's note or attachment of the Participant's account balance will occur until a distributable event occurs in the Plan.
			(i)	Loan Fee.  The Administrator may
charge the Participant or the Participant's Account a one-time charge to cover the administrative costs of establishing and processing a loan.  The amount of such fee shall be set on a uniform basis by the Administrator.
		7.7	Hardship Withdrawals - Elective
Contributions.  A Participant may withdraw up to 80% of his
Elective Contributions Account attributable to elective
contributions upon appropriate notice to the Administrator if the withdrawal results from a "hardship." A withdrawal will be deemed to result from a "hardship" if the distribution:
			(a)	Is for the purpose of:
				(1)	The payment of medical
expenses described in Code section 213(d) incurred by the
Participant, his spouse or dependents or necessary for these persons to obtain medical care described in Code section 213(d);
				(2)	Costs directly related to the
purchase (excluding mortgage payments) of a principal residence for the Participant;
				(3)	The payment of tuition, related
educational fees, and room and board expenses for the next
12 months of post-secondary education for the Participant, his spouse or dependents;
				(4)	The need to prevent the eviction
from, or mortgage foreclosure of, the Participant's principal residence; or
				(5)	Any other purpose specified by
the Internal Revenue Service as a deemed immediate and heavy financial need.
			(b)	Satisfies all of the following:
				(1)	The distribution does not exceed
the amount of the financial need, including any amount necessary to pay taxes or penalties reasonably anticipated to result from the distribution;
				(2)	The Participant has obtained all
distributions (other than hardship withdrawals) and all nontaxable loans currently available pursuant to this Plan or any other plan maintained by the Employer;
				(3)	The Participant cannot make
elective contributions and employee after-tax contributions
pursuant to this Plan or any other qualified or nonqualified plan of deferred compensation (excluding health or welfare plans)
maintained by the Employer for at least 12 months after receipt of the withdrawn amount; and
				(4)	The Participant's elective
contributions made in the calendar year immediately following the calendar year in which the withdrawal is received do not exceed the $7,000 limit of Code section 402(g) (as adjusted) in effect for such calendar year, less the Participant's elective contributions made in the calendar year in which the withdrawal was received.
					In addition to the above
requirements, the Administrator shall obtain a representation from the Participant stating that the Participant has made a reasonable attempt to secure a loan for the amount of the financial need from commercial sources and understands that the amount to be distributed on account of hardship may be subject to 10-percent excise tax for early distribution.
		7.8	Withdrawals At or After Age 59-1/2.  On or
after attaining age 59-1/2, a Participant may withdraw all or any portion of his Account upon written notice to the Administrator. If a withdrawal is made pursuant to this section 7.8, the Participant may, to the extent the Account is invested in Company stock, elect to receive whole shares of Company stock with cash for fractional shares.

ARTICLE 8
Administration of the Plan
		8.1	Appointment of Separate Administrator.  The
Company may appoint a separate Administrator.  Any person,
including, but not limited to, employees of the Employer, shall be eligible to serve as Administrator. Two or more persons may form a committee to serve as Administrator.  Persons serving as
Administrator may resign by written notice to the Company and the Company may appoint or remove such persons. An Administrator consisting of more than one person shall act by a majority of its members at the time in office, either by vote at a meeting or in writing without a meeting.  Effective June 15, 1994, the members of the Committee shall be the Company President, Secretary,
Senior Vice President, Employee Benefits Manager and Vice
President of Labor Relations. A majority of the Committee shall constitute a quorum and a majority of the quorum shall be necessary for Committee action.  The Administrator may act by unanimous consent in writing without a meeting.
			An Administrator consisting of more than one
person may authorize any one or more of its members to execute any document or documents on behalf of the Administrator, in which event the Administrator shall notify the Trustee of the member or members so designated.  The Trustee shall accept and rely upon any document executed by such member or members as representing action by the Administrator until the Administrator shall file with the Trustee a written revocation of such designation.
 No person serving as Administrator shall vote or decide upon any matter relating solely to himself or solely to any of his rights or benefits pursuant to the Plan. If the Company fails to name such person or persons, the Company shall be the Administrator.
		8.2	Powers and Duties.  The Administrator shall
administer the Plan in accordance with its terms and shall discharge its duties with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.  The
Administrator shall have full and complete authority and control with respect to Plan operations and administration unless the Administrator allocates and delegates such authority or control pursuant to the procedures stated in subsection (b) or (c) below.
Any decisions of the Administrator or its delegate shall be final and binding upon all persons dealing with the Plan or claiming any benefit under the Plan.  The Administrator shall have all powers which are necessary to manage and control Plan operations and administration including, but not limited to, the following:
			(a)	To employ such accountants, counsel or
other persons as it deems necessary or desirable in connection with
Plan administration. The Trust Fund shall bear the costs of such services and other administrative expenses, unless paid by the
Company or Employer.
			(b)	To designate in writing persons other
than the Administrator to perform any of its powers and duties hereunder including, but not limited to, Plan fiduciary
responsibilities (other than any responsibility to manage or control the Plan assets).
			(c)	To allocate in writing any of its powers
and duties hereunder, including but not limited to fiduciary responsibilities (other than any responsibility to manage or control the plan assets) to those persons who have been designated to perform Plan fiduciary responsibilities.
			(d)	To construe and interpret the Plan in a
discretionary manner, including the power to construe disputed provisions.
			(e)	Subject to Article 10, to resolve all
questions arising in the administration, interpretation and
application of the Plan, including, but not limited to, questions as to the eligibility or the right of any person to a benefit.
			(f)	To adopt such by-laws, rules,
regulations, forms and procedures from time to time as it deems advisable and appropriate in the proper administration of the Plan.
			(g)	To receive from the Company or from
Participants such information as shall be necessary for the proper administration of the Plan.
			(h)	To furnish, upon request, such annual
reports with respect to the administration of the Plan as are reasonable and appropriate.
			(i)	To receive from the Trustee and review
reports of the financial condition and receipts and disbursements of the Trust Fund.
			(j)	To prescribe procedures to be followed
by any person in applying for distributions pursuant to the Plan and to designate the forms or documents, evidence and such other information as the Administrator may reasonably deem necessary, desirable or convenient to support an application for such distribution.
			(k)	To issue directions to the Trustee, and
thereby bind the Trustee, concerning all benefits to be paid pursuant to the Plan.
			(l)	To apply consistently and uniformly the
Committee rules, regulations and determinations to all Participants and beneficiaries in similar circumstances.
		8.3	Records and Notices.  The Administrator shall
keep a record of all its proceedings and acts and shall maintain all such books of accounts, records and other data as may be necessary for proper plan administration. The Administrator shall notify the Trustee of any action taken by the Administrator which affects the Trustee's Plan obligations or rights and, when required, shall notify any other interested parties.
		8.4	Compensation and Expenses.  The expenses
incurred by the Administrator in the proper administration of the
Plan shall be paid from the Trust Fund.  The Employer may elect to pay such expenses directly.  An Administrator who is an employee of the Employer shall not receive any fee or compensation for services rendered.
		8.5	Limitation of Authority.  The Administrator
shall not add to, subtract from or modify any of the terms of the
Plan, change or add to any benefits prescribed by the Plan, or waive or fail to apply any Plan requirement for benefit eligibility.
		8.6	Voting of Company Shares.  The
Administrator shall furnish to each Participant who has Company stock allocated to his Account, notice of the date and purpose of each meeting of the stockholders of the Company at which Company stock are entitled to be voted. The Administrator shall request from each such Participant instructions as to the voting at that meeting of Company stock allocated to his Account. If the Participant furnishes such instructions within the time specified in the notification given to him, the Trustee shall vote such Company stock in accordance with the Participant's instructions, provided such Participant has not been improperly influenced so as to affect his instructions. All Company stock allocated to Accounts as to which the Trustee does not receive voting instructions as specified above and all unallocated Company shares held by the Trustee shall be voted by the Trustee in its discretion and in accordance with its fiduciary duties under ERISA; however, the Trustee, in the exercise of its fiduciary duties under ERISA, may determine that is should vote the Company stock in some other manner.

			Similarly, the Administrator shall furnish to each Participant who has Company stock allocated to his Account notice of any tender offer for, or a request or invitation for tenders of, Company stock made to the Trustee. The Administrator shall request from each such Participant instructions as to the tendering of Company stock allocated to his Account, and for this purpose, the Participants shall be provided with a reasonable period of time in which they may consider any such tender offer for, or request or invitation for tenders of, Company stock. The Trustee shall tender the Company stock as to which the Trustee has received instructions to tender from Participants within the time specified, provided such Participants have not been improperly influenced so as to affect their instructions. As to all Company stock allocated to Accounts as to which the Trustee has not received instructions from Participants and as to all unallocated Company shares held by the Trustee, the Trustee may tender the same proportion thereof as the Company stock as to which the Trustee has received instructions from Participants to tender bear to all Company stock with respect to which the Trustee has received instructions from Participants to tender and not to tender, however the Trustee in the exercise of its fiduciary duties under ERISA, may determine it must act otherwise.

			The Administrator shall, along with each notice of the date and purpose of each meeting and each notice of any tender offer for, or a request or invitation for tenders of, Company stock made to the Trustee, cause to be furnished to each Participant a copy of the proxy solicitation material, copies of all materials distributed to stockholders of the Company in connection with any tender or exchange offer, and any other information which would reasonably be necessary to enable each Participant to make an informed voting or tender decision.

ARTICLE 9
Administration of the Trust
		9.1	Appointment of Trustee.  The Company shall
appoint one or more Trustees to receive and hold in trust all contributions, and Income, paid into the Trust Fund. The Company may remove the Trustee or the Trustee may resign and a successor trustee shall be appointed all pursuant to the requirements and procedure recited in the Trust Agreement.
		9.2	Authorization for Trust Agreement.  The
Company shall enter into an agreement with the Trustee to provide for the administration of the Trust Fund. In accordance with the provisions of the agreement, the Company shall have the right at any time, and from time to time, to amend the agreement.
		9.3	Participant Direction of Investment of
Account.
			(a)	Investment of Funds.  The Company,
upon written request of a Participant and in accordance with its uniform and nondiscriminatory rules, may authorize Participants to direct the investment of all or part of their Account in such funds as the Company may select. The Participants' directions shall bind the Trustee unless and until the Company amends or revokes the authorization for investment direction by Participants. If the Trustee acts at the direction of a Participant, the Employer, its board of directors, officers and employees, the Administrator and the Trustee shall not be liable or responsible for any loss resulting to the Trust Fund or to any Account or for any breach of fiduciary responsibility by reason of any act done pursuant to the direction of the Participant.
			(b)	Investment Elections.
				(1)	Participants may choose to
invest their Account among the available investment vehicles in any whole percentage of at least 5%. Investment in Company stock shall be limited to a maximum of 25%. Elections shall be made in a manner prescribed by the Administrator and verified in writing or as otherwise approved by the Administrator. Once filed, a Participant's verified election will remain in effect until amended or discontinued pursuant to this paragraph. If a Participant fails to direct the investment of all or any portion of his Account, such amount shall be invested in the fund(s) uniformly designated by the Administrator on behalf of the Participant.
				(2)	Changes to Investment
Elections,
					(A)	Effective On or After
October 1, 1996.  A Participant may change his investment election as to further contributions and Income therein pursuant to rules prescribed by the Administrator. A Participant may change his investment election as to his existing Account pursuant to rules prescribed by the Administrator.
					(B)	Effective Prior to
October 1, 1996.  A Participant may change his investment election as to further contributions and Income therein as of every Plan Year quarter or pursuant to rules prescribed by the Administrator. A Participant may change his investment election as to his existing Account as of every Plan Year quarter or pursuant to rules prescribed by the Administrator.
		9.4	Funding Policy.  The funding policy for the
Plan hereby requires the Trustee to invest and reinvest the Trust
Fund for the exclusive benefit of Plan Participants and their beneficiaries in any combination of corporate stocks, including stock of the Company (if otherwise allowed), bonds, instruments of indebtedness, insurance contracts (if otherwise allowed), government securities, loans to Participants (if otherwise allowed), bank deposits and the Trustee's common trust funds or pooled investment funds, if any, as the Trustee deems appropriate for the Plan and consistent with applicable law.

ARTICLE 10
Claims Procedure
		10.1	Application for Benefits.  Any person entitled
to benefits must file a written claim with the Administrator on forms provided by the Administrator.  Such application shall include all information and evidence the Administrator deems necessary to properly evaluate the merit of and to make any
necessary determinations on a claim for benefits. Unless special circumstances exist, a Participant shall be informed of the decision on his claim within 90 days of the date all the information and evidence necessary to process the claim is received. Within such 90-day period, he shall receive a notice of the decision or a notice that explains the special circumstances requiring a delay in the decision and sets a date, no later than 180 days after all the information and evidence necessary to process his claim have been received, by which he can expect to receive a decision.
			The claimant may assume that the claim has
been denied and may proceed to appeal the denial if the claimant does not receive any notice from the Administrator within the
90-day period, or a notice of a delayed decision within such 90 day period.
		10.2	Notice of Denied Claim for Benefits.  If a
claim for benefits is partially or wholly denied, the claimant will receive a notice that: states the specific reason or reasons for denial; refers to provisions of the Plan documents on which the denial is based; describes and explains the need for any additional material or information that the claimant must supply in order to make his claim valid; and explains the steps that must be taken to submit his claim for review.
		10.3	Review of Denied Claim.  A claimant may file
a written appeal of a denied claim with the Administrator within 60 days after receiving notice that his claim has been denied, including any comments, statements or documents he may wish to provide. The claimant may review all pertinent Plan documents upon reasonable request to the Administrator. Within 60 days after the submission of the written appeal, the Administrator shall render a determination on the appeal of the claim in a written statement.
The written decision shall contain the reason or reasons for the decision and refer to specific Plan provisions on which the decision is based. If special circumstances require a delay in the decision, the Administrator shall notify the claimant of the reasons for the delay within the 60-day period. A delayed decision shall be issued no later than 120 days after the date the Administrator receives a request for review. The determination rendered by the Administrator shall be binding upon all parties.

ARTICLE 11
Amendment and Termination
		11.1	Amendment or Restatement.  The Company
may amend or restate the Plan at any time and from time to time.
No amendment or restatement shall authorize any part of the Trust
Fund, other than amounts which are necessary to pay taxes and administration expenses, to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their beneficiaries or estates. No amendment or restatement shall be construed to: (1) Reduce a Participant's Account balance determined as of the date immediately preceding the effective date of the amendment or restatement; (2) Reduce or eliminate any benefit protected by Code section 411(d)(6); or (3) Cause or permit any portion of the Trust Fund to revert to, or become property of, the Company. No amendment which affects the rights, duties or responsibilities of the Trustee shall be effective without the
Trustee's written consent. The provisions of the Plan as in effect at the time of a Participant's termination of Employment shall control as to that Participant, unless otherwise specified in the Plan. If the Company amends the Plan to no longer reflect the provisions of the volume submitter master document, the Plan may be considered an individually designed plan.
		11.2	Termination and Discontinuance of
Contributions.  The Company reserves the right to terminate the
Plan at any time with respect to any or all Participants. Any participating Employer shall be permitted to discontinue or revoke its participation in the Plan. Upon discontinuance of Plan contributions or full or partial termination of the Plan, the Account of each affected Participant shall become fully vested and nonforfeitable. The Company shall provide the Trustee with written notification of the full or partial termination of the Plan. In the event of full or partial termination, the Employer's liability to pay plan benefits shall be strictly limited to assets of the Trust
Fund.  No one shall have any claim against the Company to provide any or all of the plan benefits regardless of the sufficiency of the Trust Fund, except as otherwise required by law. The termination of the Plan shall not result in the reduction of any benefit protected by Code section 411(d)(6), except to the extent permitted by applicable Treasury regulations.
		11.3	Distribution Upon Termination.  If the Plan
terminates pursuant to section 11.2, and the Company does not merge the assets of the Plan with another qualified plan or continue the Plan as a "wasting trust" by satisfying all ongoing plan qualification rules, the Company shall distribute each Participant's Account in a lump sum; provided, however, if the Employer (or any member of a controlled group within the meaning of Code
sections 414(b), (c), (m) and (o) which the Employer is a member) establishes or maintains at any time within the 24-month period beginning 12 months before the time of termination another defined contribution plan, other than an employee stock ownership plan or simplified employee pension (as defined in Code section 408(k))
which covers 2% or more of the employees covered under the Plan at the time of termination, each Participant's Account shall be transferred to such other defined contribution plan. Participant consent to such a transfer shall be required only if transfer of the Participant's Account results in an elimination or reduction of Code
section 411(d)(6) protected benefits.   Participant consent shall not
be required if Participants' Accounts are to be paid in a lump sum.

			If the Company freezes the Plan as a result of a sale of all of the Company's assets or terminates the Plan pursuant to section 11.2 above, no distributions shall be made to Participants who continue employment with the successor employer that purchased the assets until the Plan receives a favorable
determination letter from the Internal Revenue Service with respect to the termination.
		11.4	Merger, Consolidation or Transfer of Assets
and Liabilities.  Upon any merger or consolidation with, or a transfer of assets or liabilities to another plan, each Participant is entitled to receive a benefit immediately after such event which is equal to or greater than the benefit he would have been entitled to receive if the Plan had terminated immediately prior to such event.
Any such transfer, merger or consolidation must not otherwise result in the elimination of any benefit protected by Code
section 411(d)(6).
		11.5	Distribution Upon Disposition of Assets of
Subsidiary. Notwithstanding the distribution rules of Article 7, a Participant's Account may be distributed in a lump sum in the event of the disposition of at least 85% of the assets of the Employer
(within the meaning of Code section 409(d)(2)), or, if the Employer is a subsidiary of the Company, the disposition by the Company of its interests in the Employer (within the meaning of Code
section 409(d)(3)) to an unrelated entity provided (1) the Company or Employer continues to maintain the Plan, and (2) the Participant continues employment with the corporation acquiring such assets or such subsidiary.
		11.6	Successor Employer.  Any successor to the
business of the Employer may, with the written consent of the Company, continue the Plan and Trust. Such successor shall succeed to all the rights, powers and duties of the Employer. The Employment of any employee of the Employer who continues in the employ of the successor shall not be deemed to have been terminated or severed for any purpose of the Plan.

ARTICLE 12
General Provisions
		12.1	Limitation on Liability.  In no event shall the
Company, Employer, Administrator or any employee, officer or director of the Company or Employer incur any liability for any act or failure to act unless such act or failure to act constitutes a lack of good faith, willful misconduct or gross negligence with respect to the Plan or Trust Fund.
		12.2	Indemnification.  The Trust Fund shall
indemnify the Administrator and any employee, officer or director of the Employer against all liabilities arising by reason of any act or failure to act unless such act or failure to act is due to such person's own gross negligence or willful misconduct or lack of good faith in the performance of his duties to the Plan or Trust Fund. Such indemnification shall include, but not be limited to, expenses reasonably incurred in the defense of any claim, including attorney and legal fees, and amounts paid in any settlement or compromise; provided, however, that indemnification shall not occur to the extent that it is not permitted by applicable law.  If Trust Fund assets are insufficient or indemnification is not permitted by applicable law, the Employer shall indemnify such person.
Indemnification shall not be deemed the exclusive remedy of any person entitled to indemnification pursuant to this section. The indemnification provided hereunder shall continue as to a person who has ceased acting as a director, officer, member, agent or employee of the Administrator or as an officer, director or
employee of the Employer, and such person's rights shall inure to the benefit of his heirs and representatives.
		12.3
	Compliance with Employee Retirement Income Security Act
of 1974.  Notwithstanding any other provisions of this Plan, a fiduciary or other person shall not be relieved of any responsibility or liability for any responsibility, obligation or duty imposed upon such person pursuant to the Employee Retirement Income Security
Act of 1974, as amended from time to time.
		12.4	Nonalienation of Benefits.  Except with
respect to any indebtedness owing to the Trust Fund, payments required pursuant to a qualified domestic relations order as defined by the Code, or as otherwise permitted by law, benefits payable by the Plan shall not be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy, either voluntary or involuntary. Any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to Plan benefits shall be void.
		12.5	Employment Not Guaranteed by Plan.  The
establishment of this Plan, its amendments and the granting of a benefit pursuant to the Plan shall not give any Participant the right to continued Employment with the Employer, or limit the right of the Employer to dismiss or impose penalties upon the Participant or modify the terms of Employment of any Participant.
		12.6	Form of Communication.  Any election,
application, claim, notice or other communication required or permitted to be made by or to a Participant, the Administrator or
Company shall be made in such form as the Administrator or
Company shall prescribe.  A communication shall be effective upon mailing if sent first class, postage prepaid and addressed to the Administrator or Company at the principal office of the
Administrator or Company or to the Participant at his last known address.
		12.7	Facility of Payment.  If a Participant's duly
qualified guardian or legal representative makes claim for any amount owing to the Participant, the Trustee shall pay the amount to which the Participant is entitled to such guardian or legal representative. In the event a distribution is to be made to a minor, the Administrator may direct that such distribution be paid to the legal guardian, or if none, to a parent of such minor or an adult with whom the beneficiary maintains his residence, or to the custodian for such beneficiary under the Uniform Gift to Minors Act if permitted by the laws of the state in which the beneficiary resides.
Any payment made pursuant to this section in good faith shall be a payment for the Account of the Participant and shall be a complete discharge from any liability of the Fund or the Trustee.
		12.8	Location of Participant or Beneficiary
Unknown.  If the Administrator is unable to pay benefits from the
Plan to any Participant or beneficiary due to the Administrator's inability to locate such Participant or beneficiary, after forwarding a registered letter, return receipt requested, to the last known address of such Participant or beneficiary and after further diligent effort, the amount to be distributed shall be treated as a Forfeiture. If the Participant or beneficiary is located subsequent to the allocation of the Forfeiture, the forfeited amount should be restored, first from Forfeitures, if any, then Income and, last, as an additional Employer contribution. In the event a Participant or beneficiary cannot be located upon termination of the Plan, any amount payable to such Participant or beneficiary shall be transferred at the earliest possible date to the state of the Participant's or beneficiary's last known address pursuant to the terms of that State's abandoned property law.  Upon such transfer, the Employer, Administrator and Trustee shall have no further liability for the amount so transferred.
		12.9	Service in More Than One Fiduciary Capacity.
 Any individual, entity or group of persons may serve in more than one fiduciary capacity with respect to the Plan and Trust Fund.
		12.10	Offset.  In the event any payment is made by
the Trustee to any individual who is not entitled to such payment, the Trustee shall have the right to reduce future payments due to such individual by the amount of any such erroneous payment.
This right of offset, however, shall not limit the rights of the Trustee to recover such overpayments in any other manner.

EAGLE FOOD CENTERS, INC.
401(k) PLAN FOR
COLLECTIVELY BARGAINED EMPLOYEES
EIN:  36-3548019  PIN:  003
	The following cover letter changes were made to the 401(k) Volume Submitter Model Plan in writing the Eagle Food Centers, Inc. 401(k) Plan For Collectively Bargained Employees. The changed text is redlined in its entirety in the accompanying copy of the Eagle Food Centers, Inc. 401(k) Plan For Collectively Bargained Employees document.
ARTICLE 1
	1.2( ). Forfeitures. The definition was changed in its entirety because Accounts are 100% vested.
	1.2(n). Normal Retirement Age. The word "Age" replaces "Date." All subsequent references within the Plan have been changed accordingly.

ARTICLE 3
	3._.	Allocation of Forfeitures.
ARTICLE 7
	7._.	Method of Payment.  Stocks
ARTICLE 5
	5.2(a).	Limitations for Defined Benefit and Defined Contribution Plans
Covering the Same Employee. "A Participant's annual addition in excess of the aggregate limit shall first be reallocated from any defined benefit plan maintained by the Employer" was added as the last sentence of this subsection.
ARTICLE 12
	12.6.	Form of Communication.  The first sentence in this section is changed to "Any election, application, claim, notice or other communication required or permitted to be made by or to a Participant, the Administrator or Company shall be made in such form as the Administrator or Company shall prescribe."